Exhibit 5.1

July 22, 2024

NexPoint Diversified Real Estate Trust
300 Crescent Court, Suite 700
Dallas, Texas 75201

Re:         Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special Delaware counsel to NexPoint Diversified Real Estate Trust, a Delaware statutory trust (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the offer and resale of up to 1,858,590 common shares (the “Shares”) of the Company, issued to the Company’s investment adviser, NexPoint Real Estate Advisors X, L.P., (the “Adviser”) as payment for fees earned under the Advisory Agreement between the Company and the Adviser (as amended, the “Advisory Agreement”), of which 523,786.35 Shares have been issued (the “Issued Shares”) and up to 1,334,803.65 additional Shares (the “Remaining Shares”) been authorized to be issued pursuant to the Advisory Agreement. Under the Advisory Agreement, the Adviser receives administrative and advisory fees. Each monthly installment of the advisory fees is paid one-half in cash and one-half in Shares, subject to certain restrictions capping the number of the Shares.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinion set forth below, we examined and relied upon such certificates, statutory trust records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinion set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the restated certificate of trust of the Company, as in effect on the date hereof, (ii) the Agreement and Declaration of Trust of the Company, as in effect on the date hereof (ii) the bylaws of the Company, as in effect on the date hereof, (iii) the Registration Statement, (iv) the Advisory Agreement, (v) resolutions of the board of trustees of the Company relating to, among other matters, (a) the approval of the Advisory Agreement and (b) the approval of the registration of the Shares, and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

1325 Avenue of the Americas ♦ 27th Floor ♦ New York, NY 10019

Tel: (646) 863-9754 w Fax: (646) 478-9129

Colorado ♦  Connecticut  ♦  Delaware  ♦  District of Columbia  ♦  Georgia  ♦

Maryland  ♦   New Jersey  ♦  New York  ♦  Pennsylvania  ♦   Spain  ♦  Virginia

Attorneys admitted solely in the jurisdiction where listed office is located, unless otherwise noted

NexPoint Diversified Real Estate Trust
July 22, 2024

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that (i) the 523,786.35 Issued Shares have been duly authorized, validly issued, fully paid and non-assessable, and (ii) the Remaining Shares have been duly authorized and, when issued by the Company in accordance with the terms and in the manner set forth in the Advisory Agreement, these Remaining Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the Delaware Statutory Trust Act and other laws of the State of Delaware as currently in effect. We express no opinion with respect to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

TUAN OLONA, LLP /s/ Tuan Olona, LLP